EXHIBIT 16

           LETTER FROM CLANCY AND CO., P.L.L.C., DATED JANUARY 5, 2005


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EXHIBIT 16





                                 January 4, 2005



(via U.S. Mail and facsimile:  202-942-9656)
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of China Mobility Solutions, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 22, 2004 and agree with statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Clancy and Co., P.L.L.C.
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Clancy and Co., P.L.L.C.

Copy to:  China Mobility Solutions, Inc.

          via U.S. Mail
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          #900 - 789 West Pender Street
          Vancouver, B.C. Canada V6C 1H2

          via facsimile:
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          604-408-8515